Exhibit 2

Description of rights of each applicable class of securities registered under Section 12 of the Securities Exchange Act of 1934

The following is a summary of the rights of ordinary shares of Amdocs Limited. All references to all references to “Amdocs,” “we,” “our,” “us” and the “Company” refer to Amdocs Limited. Our Ordinary shares have a nominal value of £0.01. As of September 30, 2024, our ordinary shares are the only class of securities of the company that are registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “DOX.” We are incorporated as a public company with limited liability under the laws of the Island of Guernsey.

Type and Class of Securities (Item 9.A.5 of Form 20-F)

See “Item 10. Additional information – Memorandum and Articles of Incorporation.” of the Form 20-F.

Preemptive Rights (Item 9.A.3 of Form 20-F)

Not applicable.

Limitations or Qualifications (Item 9.A.6 of Form 20-F)

Not applicable.

Other Rights (Item 9.A.7 of Form 20-F)

Not applicable.

Rights of the Shares (Item 10.B.3 of Form 20-F)

See “Item 10. Additional information – Memorandum and Articles of Incorporation – Ordinary Shares and Non-Voting Ordinary Shares” of the Form 20-F.

Requirements for Amendments (Item 10.B.4 of Form 20-F)

See “Item 10. Additional information – Memorandum and Articles of Incorporation – Ordinary Shares and Non-Voting Ordinary Shares” of the Form 20-F.

Limitations on the Rights to Own Shares (Item 10.B.6 of Form 20-F)

Not applicable.

Provisions Affecting Any Change of Control (Item 10.B.7 of Form 20-F)

Not applicable

Ownership Threshold (Item 10.B.8 of Form 20-F)

There are no provisions in the Memorandum or Articles governing the ownership threshold above which our shareholder ownership must be disclosed.

U.S. federal law, however, requires that all directors, executive officers and holders of 10% or more of the stock of a company that has a class of stock registered under the Exchange Act, as amended (other than a foreign private issuer, such as Amdocs Limited), disclose such ownership. In addition, holders of more than 5% of a registered equity security of a company (including a foreign private issuer) must disclose such ownership.

Differences Between the Law of Different Jurisdictions (Item 10.B.9 of Form 20-F)

See “Item 10. Additional information – Memorandum and Articles of Incorporation” of the Form 20-F.

Changes in Capital (Item 10.B.10 of Form 20-F)

See “Item 10. Additional information – Memorandum and Articles of Incorporation” of the Form 20-F.

Debt Securities (Item 12.A of Form 20-F)

Not applicable.

Warrants and Rights (Item 12.B of Form 20-F)

Not applicable.

Other Securities (Item 12.C of Form 20-F)

Not applicable.

American Depositary Shares (Items 12.D.1 and 12.D.2 of Form 20-F)

Not applicable.